SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2004

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-60778	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant's Telephone Number, Including Area Code)

Item 7.01.    Regulation FD Disclosure

 On October 29, 2004 Dresser, Inc. announced that it made an optional debt prepayment in the amount of $10 million, which was applied to its senior secured term loan C. The voluntary prepayment was the fourth made this year. As a result of the optional prepayment, no mandatory principal payments are due on its senior secured term loan C until March 31, 2008. In 2004, Dresser has made a total of $55 million in optional prepayments on senior secured term debt.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 01, 2004

Dresser, Inc.

/s/   STEVEN G. LAMB
Steven G. Lamb
Chief Executive Officer and President

/s/    JAMES A. NATTIER
James A. Nattier
Executive Vice President and
Chief Financial Officer

/s/     THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No. Description

99.1 Press Release.

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